                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              CDXX.COM INCORPORATED

                                       AND

                    PENSAT INTERNATIONAL COMMUNICATIONS, Inc.

                            ------------------------

                          DATED AS OF JANUARY 12, 2001

                                TABLE OF CONTENTS

      AGREEMENT AND PLAN OF MERGER, dated as of January ___, 2001 (this "Agreement"), by and between PENSAT International Communications, Inc. ("PENSAT" or "MergeCo"), a Delaware corporation with principal offices at 4200 Wisconsin Ave. N.W. Washington, D.C., and CDX.COM Incorporated ("CDXX"), a Colorado corporation with headquarters at Sarasota, Florida.

                              W I T N E S S E T H:

      WHEREAS, the Boards of Directors of PENSAT and CDXX have determined that it is in the best interests of their respective companies and their stockholders to consummate the transaction provided for herein in which PENSAT will, subject to the terms and conditions set forth herein, merge with and into CDXX (the "Merger"), so that CDXX is the surviving corporation (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") in the Merger; and

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of the Code; and

      WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                      ARTICLE I - THE MERGER

1.1   THE MERGER.

            (a) Subject to the terms and conditions of this Agreement, in accordance with the Delaware Business Corporation Law ("Delaware Law") and the Colorado Business Corporation Act ("Colorado Law"), at the Effective Time, PENSAT ("MergeCo") shall merge with and into a CDXX subsidiary as provided in Section 1.1(b), below ("MergerSub") that shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of its jurisdiction of incorporation. Upon consummation of the Merger, the separate corporate existence of PENSAT shall terminate.

            (b) CDXX may at any time change the method of effecting the combination with PENSAT (including by providing for the merger of a wholly owned subsidiary of CDXX with and into PENSAT, the merger of PENSAT with and into a wholly owned subsidiary of CDXX, or the merger of a wholly owned subsidiary of PENSAT with and into CDXX) if and to the extent CDXX deems such change to be desirable; PROVIDED, HOWEVER, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of the capital stock of PENSAT as provided for in this Agreement (the "Merger Consideration"), except for appropriate adjustments in the event of a merger described in the preceding parenthetical (which shall in no event result in a change in the relative interests in the Surviving Corporation of the parties' respective holders of capital stock from the relative interests contemplated by this Agreement as currently structured) (ii) adversely affect the tax treatment of PENSAT's stockholders as a result of receiving the Merger Consideration or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement; and (iv) all such changes to be made shall be completed by the Effective Time.

      1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the respective articles of merger (the "Articles of Merger") which shall be filed with the Secretary of State of the state of MergerSub's jurisdiction (the "MergerSub's Secretary") and the Secretary of State of the state of MergeCo's jurisdiction (the "MergeCo's Secretary") on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

      1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the relevant sections of MergerSub's state of jurisdiction and MergeCo's state of jurisdiction.

     1.4 CONVERSION OF PENSAT COMMON STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of CDXX, PENSAT or the holder of any of the following securities:

     (a) Subject to Section 2.2(e), and except as provided in (i) and (ii) below, each share of the common stock, par value $.001 per share, of PENSAT issued and outstanding (the "PENSAT Common Stock") immediately prior to the Effective Time, shall be converted into common stock, par value $0.001 per share, of CDXX (the "CDXX Common Stock"), subject to
          Section 1.7 (share Release Provision) below. CDX shall issue a total of 110,000,000 shares to the Pensat shareholders for such conversion, plus any increases for Pensat Debt Holder conversions to Pensat equity as noted in 1.6 (d) below. The "Conversion Ratio" shall be determined by dividing the total number of common shares of CDXX to be issued to the Pensat Shareholders at the Effective Date (110,000,000 Shares) by the number of shares of Pensat stock issued and outstanding just prior to the Effective Date.

          i)   Dissenting Shares (as defined below), and

          ii) Shares of PENSAT Common Stock owned by PENSAT as treasury stock or owned, directly or indirectly, by PENSAT or CDXX or any of their respective wholly-owned subsidiaries (other than shares of PENSAT Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties (any such shares of PENSAT Common Stock or CDXX Common Stock which are similarly held, whether held directly or indirectly by PENSAT or CDXX, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of PENSAT Common Stock held by PENSAT or CDXX or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of PENSAT Common Stock, and shares of CDXX Common Stock which are similarly held, whether held directly or indirectly by PENSAT or CDXX or any of their respective Subsidiaries, being referred to herein as "Debt Shares").

     (b) All of the shares of PENSAT Common Stock converted into the right to receive CDXX Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Certificate") previously representing any such shares of PENSAT Common Stock shall thereafter represent only the right to receive (i) a certificate representing the number of whole shares of CDXX Common Stock and

          (ii) cash in lieu of fractional shares into which the shares of PENSAT Common Stock represented by such Certificate have been converted pursuant to this Section 1.4 and Section 2.2(e).


     (c) Certificates previously representing shares of PENSAT Common Stock shall be exchanged for certificates representing whole shares of CDXX Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of CDXX Common Stock or PENSAT Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

     (d) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of PENSAT Common Stock that are owned, directly or indirectly, by PENSAT or CDXX or any of their respective wholly owned Subsidiaries shall be cancelled and shall cease to exist and no stock of CDXX or other consideration shall be delivered in exchange therefor.

     (e) Notwithstanding anything in this Agreement to the contrary, shares of PENSAT Common Stock that are outstanding immediately prior to the Effective Time, the holders of which shall have delivered to PENSAT a written demand for appraisal of such shares in the manner provided in the Delaware Law ("Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the shares of CDXX Common Stock otherwise issuable in exchange for such shares of PENSAT Common Stock pursuant to this Section 1.4 but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Delaware Law; PROVIDED, HOWEVER, that

          i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation if such withdrawal is not tendered within 60 days after the Effective
               Time), or

          ii) if any holder fails to establish his entitlement to appraisal rights under Delaware law, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of PENSAT Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the shares of CDXX Common Stock otherwise issuable in exchange for such shares of PENSAT Common Stock pursuant to this Section 1.4, without any interest thereon.

      1.5 CDXX AND MERGERSUB CAPITAL STOCK. At and after the Effective Time, each share of CDXX Common Stock (the "CDXX Capital Stock") issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger, and each share of MergerSub Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of MergerSub and shall not be affected by the Merger.

      1.6 WARRANTS AND OPTIONS. At the Effective Time, each warrant or option granted by PENSAT to purchase shares of PENSAT Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of PENSAT Common Stock and shall be converted automatically into a warrant or option to purchase shares of CDXX Common Stock in an amount and at an exercise price determined as follows:

(a) The number of shares of CDXX Common Stock to be subject to the new warrant or option shall be equal to the product of the number of shares of PENSAT Common Stock subject to the original warrant or option and the Exchange Ratio, provided that any fractional shares of CDXX Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and


(b) The exercise price per share of CDXX Common Stock under the new warrant or option shall be equal to the exercise price per share of PENSAT Common Stock under the original warrant or option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest whole cent.

(c) The adjustment provided herein with respect to any stock options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to PENSAT shall be deemed to be references to CDXX.

(d) It is anticipated that a number of Pensat Debt Holders, Note Holders, and other creditors, including Lucent Technologies ("Debt Holders"), will agree to convert their debt into shares of common stock of Pensat prior to the Merger. Any shares of CDXX issued to a Pensat Debt Holders in conversion of their debt to equity shall be in addition to the shares allocated to the current Pensat Shareholders under Paragraph ____ above.

     1.7 SHARE RELEASE PROVISION. As of the Effective Time, 50% of the CDXX shares due each PENSAT equity holder, pursuant to the Exchange Ratio, will be released immediately, subject to the procedures described elsewhere in this Agreement. The remaining 50% of the CDXX shares due each PENSAT shareholder will be released upon the following ("Release Provisions"):

(i) An additional 25% of the total shares due PENSAT equity holders will be released upon CDXX or PENSAT closing $5 million in new equity funding or conversion of PENSAT debt into CDXX equity.

(ii) The final 25% of the total shares due PENSAT equity holders will be released upon CDXX or PENSAT closing a further $5 million in new equity funding or conversion of PENSAT debt into CDXX equity.

(iii)Notwithstanding the foregoing, not more than $5 million of debt conversion may be applied to the total $10 million amount of new equity funding or debt conversion required to release the remaining shares of common stock to Pensat equity holders.

The Shares subject to the Release Provisions will not be released to the PENSAT shareholders until such time as the above conditions have been met. Any shares that have not been released after five (5) years will be cancelled. Notwithstanding the above Release Provisions, ownership of all of the shares will vest in the PENSAT shareholders as of the Effective Time and each PENSAT shareholder will have all voting rights of 100% of the Exchange Shares due to such shareholder.

     1.8 ARTICLES OF INCORPORATION OF CDXX. At the Effective Time, the Articles of Incorporation of MergerSub ("MergerSub Articles"), as in effect at the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation. Further, at or prior to the Effective Time, CDXX shall cause the Articles of Incorporation of CDXX to be amended to increase the number of authorized shares of Common Stock to 500,000,000 (the "Amendment").

     1.9 BY-LAWS OF CDXX. At the Effective Time, the By-Laws of MergerSub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

     1.10 TAX AND ACCOUNTING CONSEQUENCES. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code and that the Merger shall be accounted for as a "Reverse Merger" under generally accepted accounting principles ("GAAP").

     1.11 HEADQUARTERS OF SURVIVING CORPORATION; NAME OF THE SURVIVING CORPORATION. From and after the Effective Time, the location of the headquarters and principal executive offices of the Surviving Corporation shall be 4200 Wisconsin Ave., N.W., Washington, D.C. 20016 and the name of the Surviving Corporation shall be as mutually agreed upon by the parties; PROVIDED that the parties shall consult and undertake such studies and analyses as they shall consider necessary or desirable to determine the most suitable name for the Surviving Corporation.


                                   ARTICLE II
                               EXCHANGE OF SHARES

      2.1 CDXX TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, CDXX shall deposit, or shall cause to be deposited, with the transfer agent of CDXX or another company reasonably acceptable to each of PENSAT and CDXX (the "Exchange Agent"), for the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of CDXX Common Stock, and cash in lieu of any fractional shares (such cash and certificates for shares of CDXX Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of PENSAT Stock.

      2.2 EXCHANGE OF SHARES. As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of one or more PENSAT Certificates, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the PENSAT Certificates shall pass, only upon delivery of the PENSAT Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the PENSAT Certificates in exchange for certificates representing the shares of CDXX Common Stock and any cash in lieu of fractional shares into which the shares of PENSAT represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Certificate or Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of CDXX Common Stock to which such holder of PENSAT Common Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate or Certificates surrendered pursuant to the provisions of this Article II, and the Certificate or Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

(a) No dividends or other distributions declared with respect to CDXX Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this
     Article II. After the  surrender of a Certificate  in accordance  with this
     Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of CDXX Common Stock represented by such Certificate.

(b) If any certificate representing shares of CDXX Common Stock is to be issued in a name other than that in which the Certificate or Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Certificate or Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of CDXX Common Stock in any name other than that of the registered holder of the Certificate or Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of PENSAT of the shares of PENSAT Capital Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of CDXX Common Stock as provided in this
     Article II.

(d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of CDXX Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to CDXX Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of CDXX. In lieu of the issuance of any such fractional share, CDXX shall pay to each former stockholder of PENSAT who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of CDXX Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 by (ii) $1.00.

(e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of PENSAT for 12 months after the Effective Time shall be paid to CDXX. Any former stockholders of PENSAT who have not theretofore complied with this
     Article II shall thereafter look only to CDXX for payment of the shares of CDXX Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on the CDXX Common Stock deliverable in respect of each share of PENSAT Stock, as the case may be, such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of CDXX, PENSAT, the Exchange Agent or any other person shall be liable to any former holder of shares of PENSAT Stock, or other PENSAT equity holder, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by CDXX, the posting by such person of a bond in such amount as CDXX may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of CDXX Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PENSAT

      Except as disclosed in the PENSAT  disclosure  schedule  delivered to CDXX
concurrently  herewith  (the  "PENSAT  Disclosure   Schedule"),   PENSAT  hereby
represents and warrants to CDXX as follows:

3.1   CORPORATE ORGANIZATION.

            (a) PENSAT is a corporation duly organized, validly existing and, except as shown in Exhibit 3.1, in good standing under the laws of its state of incorporation. PENSAT has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on PENSAT. As used in this Agreement, the term "Material Adverse Effect" means, with respect to CDXX, PENSAT or the Surviving Corporation, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in telecommunications laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to telecommunications companies or their holding companies generally, (c) actions or omissions of CDXX or PENSAT taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, (d) any changes in general economic conditions affecting telecommunications companies generally and (e) the effects of the Merger and compliance by either party with the provisions of this Agreement on the business, financial condition or results of operations of such party and its Subsidiaries, or the other party and its Subsidiaries, as the case may be. As used in this Agreement, the word
      "Subsidiary" when used with respect to any party, means any telecommunications company, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. True and complete copies of the Articles and By-Laws of PENSAT, as in effect as of the date of this Agreement, have previously been made available by PENSAT to CDXX.

            (b) Each PENSAT Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PENSAT and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

      3.2 CAPITALIZATION. The authorized capital stock of PENSAT is summarized on Exhibit 3.2(a) (all together, the "PENSAT Capital Stock"). All of the issued and outstanding shares of PENSAT Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and, except as disclosed on
Exhibit 3.2(d), are free of preemptive rights, with no personal liability attaching to the ownership thereof. Prior to the Effective Time, all outstanding equity, or equity claims, of PENSAT will be converted to PENSAT Common Stock or common stock equivalents.

            As of the  date of  this  Agreement,  except  as  described  in this
Section 3.2 or listed in Exhibit 3.2(a), PENSAT does not have and is not bound by any outstanding subscriptions, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of PENSAT Capital Stock or any other equity securities of PENSAT or any securities representing the right to purchase or otherwise receive any shares of PENSAT Capital Stock, (collectively, the "PENSAT Rights"). Pensat will provide a final schedule as of the Effective Time of this Merger transaction.

            PENSAT ownership interests in each of the PENSAT Subsidiaries are shown on Exhibit 3.2(b). These ownership interests are free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as disclosed in Exhibit 3.2(b), no PENSAT Subsidiary has or is bound by any outstanding subscriptions, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Exhibit 3.2(c) sets forth a list of the material investments of PENSAT in corporations, joint ventures, partnerships, limited liability companies and other entities other than its Subsidiaries (each a "Non-Subsidiary Affiliate").

3.3       AUTHORITY; NO VIOLATION.

            (a) PENSAT has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of PENSAT. The Board of Directors of PENSAT has directed that this Agreement and the transactions contemplated hereby be submitted to PENSAT's stockholders for approval and, except for the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of two-thirds of the outstanding shares of PENSAT Common Stock, no other corporate proceedings on the part of PENSAT are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PENSAT and (assuming due authorization, execution and delivery by CDXX) constitutes a valid and binding obligation of PENSAT, enforceable against PENSAT in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

            (b) Neither the execution and delivery of this Agreement by PENSAT nor the consummation by PENSAT of the transactions contemplated hereby, nor compliance by PENSAT with any of the terms or provisions hereof, will
      (i) violate any provision of the PENSAT Articles or By-Laws or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PENSAT, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of PENSAT, any of its Subsidiaries or Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PENSAT, any of its Subsidiaries or its Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on PENSAT.

3.4 CONSENTS AND APPROVALS. Except for (i) the filing of the Articles of Merger with MergerSub's jurisdiction of incorporation and the filing of the Articles of Merger with MergeCo's jurisdiction of incorporation, (ii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), (iii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of CDXX Capital Stock pursuant to this Agreement, and (iv) the approval of this Agreement by the requisite vote of stockholders of PENSAT, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") are necessary in connection with (A) the execution and delivery by PENSAT of this Agreement and (B) the consummation by PENSAT of the Merger and the other transactions contemplated hereby.

3.5 REPORTS. Since January 1, 2000, PENSAT and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto (the "Reports"), which were required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid, or made provisions for in their accounting reports, all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on PENSAT.

3.6 NO PENDING INVESTIGATIONS. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business, to the best knowledge of PENSAT as of the date hereof, no Regulatory Agency is actively conducting, or has pending, any proceeding or investigation into the business or operations of PENSAT or any of its Subsidiaries, except where such proceedings or investigation will not, either individually or in the aggregate, have a Material Adverse Effect on PENSAT. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of PENSAT or any of its Subsidiaries and (ii) are no disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of PENSAT, which, in the reasonable judgment of PENSAT, will, either individually or in the aggregate, have a Material Adverse Effect on PENSAT.

      3.7 FINANCIAL STATEMENTS. PENSAT has previously made available to CDXX copies of the consolidated balance sheet of PENSAT and its Subsidiaries as of December 31, for the fiscal years 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive. PENSAT has also made available to CDXX copies of the unaudited consolidated balance sheets of PENSAT and its Subsidiaries as of December 31, 1999 and September 30, 2000, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal periods then ended. The December 31, 1998 consolidated balance sheet of PENSAT (including the related notes, where applicable) and subsequent unaudited financial statements of PENSAT presented to CDXX fairly present in all material respects the consolidated financial position of PENSAT and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 3.7 (including the related notes, where applicable) fairly present in all material respects the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of PENSAT and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto.

      3.8 BROKER'S FEES. Neither PENSAT nor any PENSAT Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

3.9   LEGAL PROCEEDINGS.

            (a) Except as disclosed on Exhibit 3.9 hereto, neither PENSAT nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of PENSAT's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against PENSAT or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will, either individually or in the aggregate, have a Material Adverse Effect on PENSAT.

            (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those of general application that apply to similarly situated telecommunications company holding companies or their subsidiaries) imposed upon PENSAT, any of its Subsidiaries or the assets of PENSAT or any of its Subsidiaries that has had, or will have, either individually or in the aggregate, a Material Adverse Effect on PENSAT or the Surviving Corporation.

3.10  TAXES AND TAX RETURNS.

     (a) Each of PENSAT and its Subsidiaries has duly filed all material federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions in its accounting records for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, taxes or other governmental charges as to which the failure to file, pay or make provision for will not, either individually or in the aggregate, have a Material Adverse Effect on PENSAT. There are no material disputes pending, or to PENSAT's knowledge, claims asserted for Taxes or assessments upon PENSAT or any of its Subsidiaries.

     (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

     (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by PENSAT or any of its Subsidiaries under any contract, plan, program, arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PENSAT.

3.11  EMPLOYEES and BENEFIT PLANS.

     (a) Upon request PENSAT will make available to CDXX true and complete copies of PENSAT benefit plans.

     (b) Except as to the payment amount disclosed on Exhibit 3.11(b), each of the PENSAT benefit plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code,

     (c) Each of the PENSAT benefit plans intended to be "qualified" within the meaning of Section 401 (a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such PENSAT Plan,

     (d) No PENSAT benefit plan provides benefits, including, without limitation, death or medical Benefits (whether or not insured), with respect to current or former employees or directors of PENSAT or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (D) COBRA type benefits, the full cost of which is borne by the current or former employee or director (or his beneficiary),

     (e) No liability under Title IV of ERISA has been incurred by PENSAT, its Subsidiaries or any PENSAT ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to PENSAT, its Subsidiaries or any PENSAT ERISA Affiliate of incurring a liability thereunder,

     (f) No PENSAT benefit plan is a "multi-employer pension plan" (as such term is defined in Section 3(37) of ERISA), nor has PENSAT or any of its Subsidiaries ever been a participating employer in a multi-employer plan or incurred any withdrawal liability in connection therewith,

     (g) All contributions or other amounts payable by PENSAT or its Subsidiaries as of the Effective Time with respect to each PENSAT benefit plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

     (h) None of PENSAT, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which PENSAT, its Subsidiaries or any PENSAT benefit plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and

     (i) To the best knowledge of PENSAT there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the PENSAT benefit plans or any trusts related thereto that will have, either individually or in the aggregate, a Material Adverse Effect on PENSAT.

     (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of PENSAT or any of its affiliates from PENSAT or any of its affiliates under any PENSAT benefit plan or otherwise, (ii) increase any benefits otherwise payable under any PENSAT benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

      3.12  COMPLIANCE WITH APPLICABLE LAW.

     (a) PENSAT and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to PENSAT or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on PENSAT.

     (b) Except as disclosed on Exhibit 3.12(b), or except as will not have, either individually or in the aggregate, a Material Adverse Effect on PENSAT, PENSAT and each PENSAT Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of PENSAT, any PENSAT Subsidiary, or any director, officer or employee of PENSAT or of any PENSAT Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on PENSAT, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

      3.13 CERTAIN CONTRACTS. Neither PENSAT nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees, other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CDXX, PENSAT, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the PENSAT Reports, (iv) which materially restricts the conduct of any line of business by PENSAT or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which Pensat may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) except as disclosed on Exhibit 3.13, (including any stock warrant plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the Benefits of which will be increased, or the vesting of the Benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement. Neither PENSAT nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, either individually or in the aggregate, will have a Material Adverse Effect on PENSAT.

      3.14 AGREEMENTS WITH REGULATORY AGENCIES. Neither PENSAT nor any of its Subsidiaries is currently subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or has been ordered to pay any civil money penalty by, or, since inception, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each item in this sentence, whether or not set forth in the PENSAT Disclosure Schedule, a "PENSAT Regulatory Agreement"), nor has PENSAT or any of its Subsidiaries , to the best of its knowledge, been advised that any Regulatory Agency or other Governmental Entity is considering issuing, initiating, ordering, or requesting any such PENSAT Regulatory Agreement.

      3.15 INTERNATIONAL OPERATIONS. All non-U.S. telecommunications operations have been conducted in compliance with the requirements of all applicable federal and foreign laws, statutes, orders, rules, regulations or policies and guidelines of any Regulatory Agency or Governmental Entity, except for such noncompliance as would not have a Material Adverse Effect on PENSAT. Other than in the ordinary course of business, neither PENSAT nor any Subsidiary is subject to any Regulatory Agreement with any non-U.S. Regulatory Agency or Governmental Entity, nor has PENSAT or any of its Subsidiaries been advised that any such authority or entity is considering issuing or requesting any such agreement. There are no unresolved violations, criticisms or exceptions by any non-U.S. Regulatory Agency or Governmental Entity relating to any examinations or inspections of PENSAT or any Subsidiary.

      3.16 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of PENSAT included in the PENSAT October 31, 2000 unaudited financial report and for liabilities incurred in the ordinary course of business consistent with past practice, since then, neither PENSAT nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have a Material Adverse Effect on PENSAT.

      3.17 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on PENSAT of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against PENSAT. PENSAT is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing.

      3.18 REORGANIZATION; REVERSE MERGER. As of the date of this Agreement, PENSAT has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "Reverse Merger" for accounting purposes.

3.19 OWNERSHIP OF CDXX COMMON STOCK; AFFILIATES AND ASSOCIATES. Except with respect to this Agreement, as of the date hereof, neither PENSAT nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of CDXX.

3.20 OPINIONS. Prior to the execution of this Agreement, PENSAT has determined that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to PENSAT and its shareholders.

      3.21 PENSAT INFORMATION. The information relating to PENSAT and its Subsidiaries which is contained herein or is provided by PENSAT or its representatives for inclusion in any document filed with any regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF CDXX

CDXX represents and warrants to PENSAT as follows:

4.1 CORPORATE ORGANIZATION. CDXX is a corporation duly organized, validly existing and in good standing under the laws of the State of COLORADO. CDXX has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on CDXX.

4.2 ARTICLES OF INCORPORATION. True and complete copies of the Restated Articles of Incorporation (the "CDXX Articles") and By-Laws of CDXX, as in effect as of the date of this Agreement, have previously been made available by CDXX to PENSAT.

4.3 SUBSIDIARY ORGANIZATION. Each CDXX Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether Federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on CDXX, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

4.4 CAPITALIZATION. The authorized, issued and reserved capital stock of CDXX and all outstanding or potential claims for equity such as options, warrants, or other forms of equity interest is outlined on Exhibit 4.4. The list of outstanding or potential claims for equity, if any, will disclose the purchase prices for the equity related to such claims.

      As of the date hereof, no shares of CDXX Common Stock or CDXX Preferred Stock were reserved for issuance, except as described in Exhibit 4.4.

      All of the issued and outstanding shares of CDXX Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

      As of the date of this Agreement, except as otherwise disclosed on Exhibit
4.4 and this Agreement, CDXX does not have and is not bound by any outstanding subscriptions, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of CDXX Capital Stock or any other equity securities of CDXX or any securities representing the right to purchase or otherwise receive any shares of CDXX Capital Stock (collectively, "CDXX Rights").

      Except as described on Exhibit 4.4, CDXX will not issue any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock after the date hereof without written approval from PENSAT.

      CDXX owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the CDXX Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (subject to 12 U.S.C. Section 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof.

      No CDXX Subsidiary has, or is bound by, any outstanding subscriptions, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Exhibit 4.4(b) sets forth a list of the material investments of CDXX in Non-Subsidiary Affiliates.

4.5 AUTHORITY, NO VIOLATION. (a) CDXX has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CDXX.

      No other corporate proceedings on the part of CDXX are necessary to approve this Agreement and to consummate the transactions contemplated hereby.

      This Agreement has been duly and validly executed and delivered by CDXX and (assuming due authorization, execution and delivery by PENSAT) constitutes a valid and binding obligation of CDXX, enforceable against CDXX in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

      Neither the execution and delivery of this Agreement by CDXX, nor the consummation by CDXX of the transactions contemplated hereby, nor compliance by CDXX with any of the terms or provisions hereof, will (i) violate any provision of the CDXX Articles or By-Laws, or (ii) assuming that the consents and approvals referred to in Section 4.6 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CDXX, any of its Subsidiaries or Non-Subsidiary Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefits under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CDXX, any of its Subsidiaries or its Non-Subsidiary Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CDXX, any of its Subsidiaries or Non-Subsidiary Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on CDXX.

4.6 CONSENTS AND APPROVALS. Except for (i) the filing of the Articles of Merger with MergerSub's jurisdiction of incorporation and the issuance by MergerSub's jurisdiction of incorporation of a Certificate of Merger and the filing of the Articles of Merger with MergeCo's jurisdiction of incorporation and the issuance by MergeCo's jurisdiction of incorporation of a Certificate of Merger, (ii) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws and listing or quotation requirements, which are required, and (iii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of CDXX Capital Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by CDXX of this Agreement and (B) the consummation by CDXX of the Merger and the other transactions contemplated hereby.

4.7 REPORTS. CDXX and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1998 with the Regulatory Agencies, and all other reports and statements required to be filed by them since inception, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, any foreign entity or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on CDXX. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of the business of CDXX and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the best knowledge of CDXX, investigation into the business or operations of CDXX or any of its Subsidiaries since inception, except where such proceedings or investigation will not have, either individually or in the aggregate, a Material Adverse Effect on CDXX.

     There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of CDXX or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of CDXX since January 1, 1998, which, in the reasonable judgment of CDXX, will have, either individually or in the aggregate, a Material Adverse Effect on CDXX.

4.8   FINANCIAL STATEMENTS.

     (a) CDXX has previously provided to PENSAT copies of the audited balance sheets of CDXX as of June 30, for the fiscal years 2000 and 1999, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1999 through 2000, inclusive (the "CDXX 2000 Financial Information"), in each case accompanied by the audit report of their independent public accountants with respect to CDXX. In addition, CDXX has provided PENSAT with unaudited financial statements as of September 30, 2000 and the three months ended September 30, 2000. The June 30, 2000 and the September 30, 2000 balance sheets of CDXX (including the related notes, where applicable) fairly presents in all material respects the financial position of CDXX and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.8 (including the related notes, where applicable) fairly present in all material respects the results of the operations and changes in stockholders' equity and financial position of CDXX for the respective fiscal periods or as of the respective dates therein set forth, subject to normal year-end audit adjustments in the case of unaudited statements; each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto. The books and records of CDXX and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

     (b) Exhibit 4.8(b) presents a projected Balance Sheet ("Proforma Balance Sheet") as of the Effective Time reflecting the Balance Sheet of CDXX, on a fully consolidated basis, and the effect of the divesture of the current operations of CDXX pursuant to the Asset Purchase Contract dated November 21, 2000 between CDXX and Cyber Diagnostics Medical, Inc., a Rhode Island corporation ("Spinout Agreement"), all excluding the PENSAT Balance sheet amounts. CDXX warrants that the amounts presented in the Proforma Balance Sheet are accurate in all material aspects.

4.9 INTERIM LOAN. Within ten days of the date of execution of this Agreement, CDXX will have acquired the promissory note issued by PENSAT and dated December 1, 2000, in the principal amount of $1 million. Subsequently, prior to the Effective Time, as additional investments or loans into CDXX are obtained, CDXX, at its sole option, may, but is not obligated to, extend further loans to PENSAT.

4.10 BROKER'S FEES. Neither CDXX nor any CDXX Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement.

4.11  ABSENCE OF CERTAIN CHANGES OR EVENTS.

(a) Except as publicly disclosed in CDXX Reports filed prior to the date hereof, since June 30, 2000, no event or events have occurred which has had, individually or in the aggregate, a Material Adverse Effect on CDXX.

(b) Except as publicly disclosed in CDXX Reports filed prior to the date hereof, since June 30, 2000, CDXX and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

(c) Since June 30, 2000, neither CDXX nor any of its Subsidiaries has (i) except for normal increases for employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice or as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of June 30, 2000, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than the customary year-end bonuses for fiscal 2000 in amounts consistent with past practice, (ii) granted any stock appreciation rights or granted any rights to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under the CDXX Stock Plans and suffered any strike, work stoppage, slow-down, or other labor disturbance.

      4.12  LEGAL PROCEEDINGS.

     (a) CDXX is not a party to any, and there are no pending or, to the best of CDXX's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CDXX or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which, in any such case, there is a reasonable probability of an adverse determination and which, if adversely determined, will have, either individually or in the aggregate, a Material Adverse Effect on CDXX.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon CDXX, any of its Subsidiaries or the assets of CDXX or any of its Subsidiaries that has had or will have, either individually or in the aggregate, a Material Adverse Effect on CDXX or the Surviving Corporation.

      4.13  TAXES AND TAX RETURNS.

     (a) Each of CDXX and its Subsidiaries has duly filed all federal, state, foreign and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges as to which the failure to file, pay or make provision for will not have, either individually or in the aggregate, a Material Adverse Effect on CDXX. Any liability with respect to the tax returns or their audits has been satisfied or any liability with respect to deficiencies asserted as a result of such examination is covered by adequate reserves. There are no disputes pending, or to CDXX's knowledge, claims asserted for, Taxes or assessments upon CDXX or any of its Subsidiaries for which CDXX does not have adequate reserves.

     (b) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by CDXX or any of its Subsidiaries under any contract, plan, program, arrangement or understanding would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CDXX.

      4.14 EMPLOYEES.

            (a) Exhibit 4.14 sets forth a true and complete list of each employee benefits and compensation plan, arrangement or agreement and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock warrant, severance, employment, change of control or fringe benefits plan, program or agreement that is maintained, or contributed to, as of the date of this Agreement (the "CDXX Benefit Plans") by CDXX, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "CDXX ERISA Affiliate"), all of which together with CDXX would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

            (b) CDXX has heretofore made available to PENSAT true and complete copies of each of the CDXX Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such CDXX Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such CDXX Benefit Plan.

            (c) (i) Each of the CDXX Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the CDXX Benefit Plans intended to be "qualified" within the meaning of Section 401
      (a) of the Code is so qualified, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such CDXX Benefit Plan, (iii) with respect to each CDXX Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such CDXX Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such CDXX Benefit Plan's actuary with respect to such CDXX Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such CDXX Benefit Plan allocable to such accrued Benefit s, (iv) no CDXX Benefit Plan provides Benefits, including, without limitation, death or medical Benefits (whether or not insured), with respect to current or former employees or directors of CDXX or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death Benefits or retirement Benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation Benefits accrued as liabilities on the books of CDXX or its Subsidiaries or (D) Benefits the full cost of which is borne by the current or former employee or director (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by CDXX, its Subsidiaries or any CDXX ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to CDXX, its Subsidiaries or any CDXX ERISA Affiliate of incurring a material liability thereunder, (vi) no CDXX Benefit Plan is a "multi-employer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by CDXX or its Subsidiaries as of the Effective Time with respect to each CDXX Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of CDXX, its Subsidiaries or any other person, including any fiduciary, has engaged in a transaction in connection with which CDXX, its Subsidiaries or any CDXX Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of CDXX there are no pending, threatened or anticipated claims (other than routine claims for Benefit s) by, on behalf of or against any of the CDXX Benefit Plans or any trusts related thereto which will have, either individually or in the aggregate, a Material Adverse Effect on CDXX.

            (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of CDXX or any of its affiliates from CDXX or any of its affiliates under any CDXX Benefit Plan or otherwise, (ii) increase any Benefits otherwise payable under any CDXX Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such Benefit.

      4.15 SEC REPORTS. CDXX has previously made available to PENSAT an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1998 by CDXX with the SEC pursuant to the Securities Act or the Exchange Act (the "CDXX Reports") and prior to the date hereof and (b) communication mailed by CDXX to its stockholders since January 1, 1998 and prior to the date hereof, and no such CDXX Report or communication, as of the date thereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date. Since inception, as of their respective dates, except as disclosed on Exhibit 4.15, all CDXX Reports filed under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto.

      4.16 BULLETIN BOARD QUOTATION, CDXX shall cause the shares of CDXX Common Stock to be approved for quotation on the Over the Counter Bulletin Board, prior to the Effective Time.

      4.17  COMPLIANCE WITH APPLICABLE LAW.

            (a) CDXX and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to CDXX or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default will not, either individually or in the aggregate, have a Material Adverse Effect on CDXX.

            (b) Except as will not have, either individually or in the aggregate, a Material Adverse Effect on CDXX, CDXX and each CDXX Subsidiary have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable state and federal law and regulation and common law. None of CDXX, any CDXX Subsidiary, or any director, officer or employee of CDXX or of any CDXX Subsidiary, has committed any breach of trust with respect to any such fiduciary account that will have a Material Adverse Effect on CDXX, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

      4.18  CERTAIN CONTRACTS.

            (a) Neither CDXX nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation or stockholder approval of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CDXX, PENSAT, the Surviving Corporation, or any of their respective Subsidiaries to any officer, director, or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the CDXX Reports, (iv) which materially restricts the conduct of any line of business by CDXX or upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a telecommunications company holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock warrant plan, stock appreciation rights plan, restricted stock plan or stock purchase plan)any of the Benefits of which will be increased, or the vesting of the Benefits of which will be accelerated, by the occurrence of any stockholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the Benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. CDXX has previously made available to PENSAT true and correct copies of all employment and deferred compensation agreements which are in writing and to which CDXX or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this
      Section 4.18(a), whether or not set forth in the CDXX Disclosure Schedule, is referred to herein as a "CDXX Contract," and neither CDXX nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which will have, individually or in the aggregate, a Material Adverse Effect on CDXX.

            (b) (i) Each CDXX Contract is valid and binding on CDXX and/or one of its Subsidiaries, as applicable, and in full force and effect, (ii) CDXX and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each CDXX Contract, except where such noncompliance, either individually or in the aggregate, will not have a Material Adverse Effect on CDXX, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of CDXX or any of its Subsidiaries under any such CDXX Contract, except where such default, either individually or in the aggregate, will not have a Material Adverse Effect on CDXX.

            (c) As of the Effective Time, CDXX will have executed an agreement (the "Spinout Agreement") to divest the existing operations of CDXX to an independent company (the "Spinout Company"). The Spinout Agreement will provide that all operations, assets (except for cash and a PENSAT note aggregating $1 million in value) and all actual and contingent liabilities are divested to Spinout Company and that Spinout Company indemnifies CDXX for any past or future liabilities associated with CDXX's prior operations. A copy of the Spinout Agreement is attached hereto as Exhibit 4.18.

      4.19 AGREEMENTS WITH REGULATORY AGENCIES. Neither CDXX nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since inception, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since inception, has adopted any policies, procedures or board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the CDXX Disclosure Schedule, a "CDXX Regulatory Agreement"), nor has CDXX or any of its Subsidiaries been advised since inception, by any Regulatory Agency or other
Governmental Entity that it is considering issuing, initiating, ordering or requesting any such CDXX Regulatory Agreement.

      4.20 INTERNATIONAL OPERATIONS. All non-U.S. operations have been conducted in compliance with the requirements of all applicable federal and foreign laws, statutes, orders, rules, regulations or policies and guidelines of any Regulatory Agency or Governmental Entity, except for such noncompliance as would not have a Material Adverse Effect on CDXX. Neither CDXX nor any Subsidiary is subject to any Regulatory Agreement with any non-U.S. Regulatory Agency or Governmental Entity, nor has CDXX or any of its Subsidiaries been advised that any such authority or entity is considering issuing or requesting any such agreement. There (i) is no unresolved violation, criticism or exception by any non-U.S. Regulatory Agency or Governmental Entity relating to any examinations or inspections of CDXX or any Subsidiary and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any non-U.S. Regulatory Agency or Governmental Entity with respect to the business, operations, policies and procedures of CDXX or any of its Subsidiaries since January 1, 1997.

     4.21 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. Except as otherwise disclosed herein, there are no interest rate risk management instruments in use by CDXX.

      4.22 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of CDXX included in the CDXX 2000 Financial Information and for liabilities incurred in the ordinary course of business consistent with past practice, since June 30, 2000, neither CDXX nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, has had or will have, a Material Adverse Effect on CDXX.

      4.23 ENVIRONMENTAL LIABILITY. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that reasonably could result in the imposition, on CDXX of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against CDXX. To the knowledge of CDXX, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation on CDXX.

      CDXX is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on CDXX.

      4.24 REORGANIZATION; REVERSE MERGER. As of the date of this Agreement, CDXX has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code and as a "Reverse Merger" for accounting purposes.

      4.25 OPINIONS. Prior to the execution of this Agreement, CDXX has determined that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio pursuant to this Agreement is fair from a financial point of view to CDXX and its shareholders.

      4.26 CDXX INFORMATION. The information relating to CDXX and its Subsidiaries provided herein or provided by CDXX or its representatives for inclusion in any document filed with any regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Any SEC filing (except for such portions thereof that relate only to PENSAT or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, or otherwise disclosed to the other party, each of CDXX and PENSAT shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and (c) take no action which would adversely affect or delay the ability of either CDXX or PENSAT to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby or thereby.

5.2 BROKERS' FEES. Each party to this agreement will be responsible for payment of any broker's fees, commissions or finder's fees they incurred in connection with the Merger or related transactions contemplated by this Agreement.

5.3 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, neither CDXX nor PENSAT shall, and neither CDXX nor PENSAT shall permit any of their respective Subsidiaries to, without the prior written consent of the other party to this Agreement:

          (a) For PENSAT and its subsidiaries: other than indebtedness, guarantees, endorsements or accommodations incurred to finance ongoing operations, refinance short-term indebtedness and indebtedness of PENSAT or any of its wholly-owned Subsidiaries to PENSAT or any of its Subsidiaries, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

          (b) For CDXX and its subsidiaries: incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

          (c) Adjust, split, combine or reclassify any capital stock;

          (d) Make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) in the case of PENSAT, for regular cash dividends on its preferred stock or convert Preferred Stock or other equity interest into Common stock for the purposes of this merger (B) dividends paid by any of the Subsidiaries of each of CDXX and PENSAT to CDXX or PENSAT or any of their Subsidiaries, respectively, and (C) the acceptance of shares of PENSAT Common Stock or CDXX Common Stock, as the case may be, as payment for the exercise price of stock warrants or stock option plans or for withholding taxes incurred in connection with the exercise of stock warrants or options or the vesting of restricted stock, in each case in accordance with past practice and the terms of the applicable award agreements;

          (e) Grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

          (f) Issue any additional shares of capital stock except (i) pursuant to the exercise of stock warrants or options outstanding as of the date hereof, (ii) pursuant to any conversions of debt or other obligations, or
     (iii) in the case of PENSAT, in the ordinary course of business;

          (g) Sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement;

          (h) Except for transactions in the ordinary course of business or pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

          (i) Except for transactions in the ordinary course of business, terminate, or waive any material provision of, any PENSAT Contract or CDXX Contract, as the case may be, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

          (j) Increase in any manner the compensation or fringe Benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business;

          (k) Settle any material claim, action or proceeding involving money damages, except in the ordinary course of business;

          (l) Knowingly take any action that would prevent or impede the Merger from qualifying (i) for "Reverse Merger" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code;

          (m) Amend its articles of incorporation, its bylaws or comparable governing documents, or any Takeover or similarly restrictive provisions of such party's organizational documents;

          (n) Take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

          (o) Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

          (p) Agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

6.1   REGULATORY MATTERS.

            (a) If determined necessary, CDXX and PENSAT shall promptly prepare a joint proxy statement and CDXX shall promptly file with the SEC the joint proxy statement and any other required documents. After the expiration of any preliminary filing period, CDXX and PENSAT shall thereafter mail or deliver the joint proxy statement to their respective stockholders. CDXX shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and PENSAT shall furnish all information concerning PENSAT and the holders of PENSAT Capital Stock as may be reasonably requested in connection with any such action.

            (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. CDXX and PENSAT shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PENSAT or CDXX, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental
      Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

            (c) CDXX and PENSAT shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, or any other statement, filing, notice or application made by or on behalf of CDXX, PENSAT or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

            (d) CDXX and PENSAT shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

      6.2   ACCESS TO INFORMATION.

            (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of CDXX and PENSAT, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, each of CDXX and PENSAT shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state telecommunications companying laws (other than reports or documents which CDXX or PENSAT, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither CDXX nor PENSAT nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of CDXX's or PENSAT's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

            (b) Each of CDXX and PENSAT shall hold all information furnished by or on behalf of the other party or any of such party's Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement attached hereto as Exhibit 6.2(b), and incorporated herein, (the "Confidentiality Agreement").

            (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

            (d) Promptly upon receipt of PENSAT's audited financial statements for fiscal 1999, PENSAT will deliver copies of such financial statements to CDXX.

      6.3 STOCKHOLDERS' APPROVALS. Each of CDXX and PENSAT shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger (including approval of the Amendment by the stockholders of CDXX), and each shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable and on the same date. The Board of Directors of each of PENSAT and CDXX shall use its reasonable best efforts to obtain from the stockholders of PENSAT and CDXX, as the case may be, the vote in favor of the Amendment, in the case of CDXX, and the votes in favor of the adoption of this Agreement required by Delaware Law, in the case of PENSAT, in each case to consummate the transactions contemplated hereby.

      6.4 LEGAL CONDITIONS TO MERGER. Each of CDXX and PENSAT shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by PENSAT or CDXX or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

6.5  AFFILIATES;  PUBLICATION  OF  COMBINED  FINANCIAL  RESULTS.  The  Surviving
Corporation shall use its best efforts to publish as promptly as reasonably practical, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

6.6   EMPLOYEE BENEFIT PLANS.

          (a) From and after the Effective Time, unless otherwise mutually determined, the PENSAT Benefit Plans and CDXX Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of PENSAT and CDXX (and their respective Subsidiaries), respectively, covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries (the "New Benefit Plans"). Prior to the Closing Date, PENSAT and CDXX shall cooperate in reviewing, evaluating and analyzing the CDXX Benefit Plans and PENSAT Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby.

          (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all Benefits vested as of the date hereof under the CDXX Benefit Plans or under other contracts, arrangements, commitments, or understandings from PENSAT or PENSAT subsidiaries.

            (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any CDXX Benefit Plans, PENSAT Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

6.7   INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

          (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of PENSAT or any of its Subsidiaries or CDXX (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of PENSAT or any of its Subsidiaries or (ii) this
     Agreement, or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, CDXX and PENSAT mutually shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

          (b) At the request of Pensat, CDXX shall use its reasonable best efforts to cause the individuals serving as officers and directors of PENSAT or any of its Subsidiaries immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by a directors' and officers' liability insurance policy maintained by CDXX with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

          (c) In the event CDXX or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of CDXX assume the obligations set forth in this Section 6.8.

          (d) The provisions of this Section 6.8 shall survive the Effective Time and are intended to be for the Benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.8 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of CDXX, on the one hand, and a Subsidiary of PENSAT, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, CDXX.

6.9 ADVICE OF CHANGES. CDXX and PENSAT shall each promptly advise the other party of any change or event (i) having a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

6.10 DIVIDENDS. After the date of this Agreement, each of CDXX and PENSAT shall not declare dividends on any stock, other than with respect to PENSAT, dividends on its preferred stock in the normal course of business, consistent with past practices.

6.11 RESTRUCTURING EFFORTS. If either PENSAT or CDXX shall have failed to obtain the requisite vote or votes of its shareholders for the consummation of the transactions contemplated by this Agreement at a duly held meeting of its shareholders or at any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transaction provided for herein for the purpose of resubmitting the transaction to their respective shareholders for approval.

6.12 EXECUTIVE OFFICERS, SUCCESSION. Immediately after the Effective Time, the individuals named on Exhibit 6.13(a) will hold the offices named and the Board of Directors will be as stated on Exhibit 6.13(b).

      If any of such persons is unable or unwilling to hold the offices set forth on Exhibit 6.13 (a) or 6.13(b), his successor shall be selected by the Board of Directors of CDXX in the manner set forth in the bylaws of the Surviving Corporation.

      6.13  BOARD OF DIRECTORS AND COMMITTEES

          (a) Immediately after execution of this Agreement and Plan of Merger, the total number of persons serving on the Board of Directors of CDXX shall be seven (7), (1) shall be appointed by CDXX directors and six (6) of whom shall be PENSAT Directors (as such terms are defined below). The one (1) person to serve initially on the Board of Directors of CDXX as of the Effective Time who is a CDXX appointed Director shall be selected by the Board of Directors of CDXX prior to the Effective Time; and the six (6) persons to serve on the Board of Directors of CDXX as of the Effective Time who are PENSAT appointed Directors shall be selected by the Board of Directors of PENSAT prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of CDXX after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. Prior to the Effective Time, CDXX shall cause its Board of Directors to approve and adopt resolutions effecting the Board composition contemplated by this
     Section 6.13. I'm not sure what that last language means.

            (b) The term "CDXX Director" means (i) any person serving as a Director of CDXX on the date of this Agreement who continues as a Director of CDXX at the Effective Time and (ii) any person who becomes a Director of CDXX and who is designated as such by the CDXX Directors prior to his or her election; and the term "PENSAT Director" means (i) any person serving as a Director of PENSAT on the date of this Agreement who becomes a Director of CDXX at the Effective Time and (ii) any person who becomes a Director of CDXX and who is designated as such by the PENSAT Directors prior to his or her election.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. The Amendment shall have been adopted by the requisite affirmative vote of the holders of CDXX Common Stock entitled to vote thereon, and this Agreement shall have been adopted by the requisite affirmative votes of the holders of PENSAT Common Stock entitled to vote thereon.

          (b) Bulletin Board Listing. The CDXX Common Stock shall have been authorized for quotation on the Over the Counter Bulletin Board.

          (c) Merger. The Merger shall have become effective under applicable state law.

          (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

          (e) FEDERAL TAX TREATMENT. The parties hereto shall have independently determined, in a manner satisfactory to CDXX and PENSAT, as the case may be, that, on the basis of the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of
     Section 368(a) of the Code.

          (f) REVERSE MERGER. CDXX and PENSAT shall each have received an informal determination from their respective independent accountants as the case may be, to the effect that the Merger will qualify for "Reverse Merger" accounting treatment.

     7.2 CONDITIONS TO OBLIGATIONS OF CDXX. The obligation of CDXX to effect the Merger is also subject to the satisfaction, or waiver by CDXX, at or prior to the Effective Time, of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PENSAT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties (other than the representation set forth in the last sentence of Section 3.2(a)) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have a Material Adverse Effect on PENSAT or the Surviving Corporation.

     (b) PERFORMANCE OF OBLIGATIONS OF PENSAT. PENSAT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) APPRAISAL RIGHTS. Holders of not more than 20% of the outstanding PENSAT Capital Stock shall have demanded appraisal rights under Delaware law.

     7.3 CONDITIONS TO OBLIGATIONS OF PENSAT. The obligation of PENSAT to effect the Merger is also subject to the satisfaction or waiver by PENSAT at or prior to the Effective Time of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CDXX set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties (other than the representation set forth in the last sentence of Section 4.2(a) shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, will have a Material Adverse Effect on CDXX.

     (b) PERFORMANCE OF OBLIGATIONS OF CDXX. CDXX shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) ARTICLES AMENDMENT/BOARD RESOLUTIONS. CDXX shall have taken all such actions as shall be necessary so that (i) the Articles Amendment shall have been adopted by the Board of Directors and the stockholders of CDXX effective not later than the Effective Time and (ii) the resolutions contemplated by Section
6.14 of this Agreement shall have been adopted by the Board of Directors of CDXX effective not later than the Effective Time.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

      8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of CDXX or PENSAT:

            (a) By mutual consent of CDXX and PENSAT in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

            (b) By either the Board of Directors of CDXX or the Board of Directors of PENSAT if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

            (c) By either the Board of Directors of CDXX or the Board of Directors of PENSAT if the Merger shall not have been consummated on or before 45 days after the date of this Agreement, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

            (d) By either the Board of Directors of CDXX or the Board of Directors of PENSAT (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or and of the representations or warranties set forth in this Agreement on the part of PENSAT, in the case of a termination by CDXX, or CDXX, in the case of a termination by PENSAT, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 5 days following written notice to the party committing such breach or by its nature or timing cannot be cured prior to the Closing Date; or

            (e) By either PENSAT or CDXX, if its Board of Directors determines in good faith by a majority vote that the other party has substantially engaged in bad faith in breach of its obligations under this Agreement.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either CDXX or PENSAT as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of CDXX, PENSAT, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and
9.3 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither CDXX nor PENSAT shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     8.3 AMENDMENT. Subject to compliance with applicable law and Section 1.1(b), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of CDXX and PENSAT; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of CDXX or PENSAT, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered hereunder to the holders of PENSAT Common Stock, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of CDXX or PENSAT, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of CDXX Common Stock hereunder, other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Effective Time, except for Section 6.8 and for those other covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time, or to the extent, if any, to which they were inaccurate as of the Effective Time.

9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, PROVIDED, HOWEVER, that the costs and expenses of printing and mailing a Joint Proxy Statement, if required, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne by CDXX.

9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to CDXX, to:

                  CDXX.com Incorporated
                  355 Interstate Blvd.
                  Sarasota, FL  34240
                  Telecopier: (941-921-2821

            (b)   if to PENSAT, to:

                  PENSAT International Communications, Inc.
                  4200 Wisconsin Avenue, 4(th) Floor
                  Washington, DC 20016
                  Attention: General Counsel
                  Telecopier: (202) 537-7786

      9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) together with the Warrant Agreements and the Confidentiality Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the District of Columbia, without regard to any applicable conflicts of law principles.

     9.9 PUBLICITY. Except as otherwise required by applicable law or the rules of the Over the Counter Bulletin Board, neither CDXX nor PENSAT shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of PENSAT, in the case of a proposed announcement or statement by CDXX, or CDXX, in the case of a proposed announcement or statement by PENSAT, which consent shall not be unreasonably withheld.

9.10 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      IN WITNESS WHEREOF, CDXX and PENSAT Corporation have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized as of the date first above written.

PENSAT INTERNATIONAL COMMUNICATIONS, INC.




Name:   Philip A. Verruto
Title:  Chief Executive Officer

CDXX

Name:
Title:




[Agreement and Plan of Merger]

                                   EXHIBIT 3.1
                             CORPORATE ORGANIZATION

Pensat has not paid all of its financial obligations as they have become due. Included in the unpaid amounts is approximately $85,000.00 related to the Delaware Franchise Tax for the year ended 1999. Accordingly, Pensat is currently not in good standing in Delaware at this time. Notwithstanding the foregoing, PENSAT shall be in good standing prior to the Effective Time.

                                  EXHIBIT 3.2a
                              PENSAT CAPITALIZATION
                           PREFERRED AND COMMON STOCK,
                       WARRANTS, OPTIONS AND SUBSCRIPTIONS

                                    ATTACHED

                                  EXHIBIT 3.2 b
                            PENSAT OWNERSHIP INTEREST
                                 IN SUBSIDIARIES

                        FULL FORMAL NAMES AND OWNERSHIP %

Pensat Communications ME, LLC. Is a Michigan Limited Liability Company in which Pensat International Communications, Inc. ("Pensat") is both the Managing entity and sole economic partner. Pensat Communications ME, LLC conducts business in the Middle East.

Pensat Espana, SA is a Spanish Corporation in which Pensat owns ninety- nine (99%) percent of the stock of the company. This Company was established to do all of the marketing for Iberian Network Communication, SA.

Iberian Network Communication, SA ("Iberian") is a Spanish corporation in which Pensat owns ninety-nine (99%) percent of the stock of the company. Iberian is Pensat's operating company in Spain and owns licenses to operate as well as owns network hardware. It is Pensat's intention at this time to merge Pensat Espana, SA into Iberian.

Pensat do Brasil, LTDA is a Brazilian corporation in which Pensat owns ninety-nine (99%) percent of the stock of the company. This is a non-operating company created for the sole purpose of owning the stock of Pensat do Brasil, the operating company. There is a requirement under Brazilian law that a local company must own a majority of the stock in an operating telecommunication company.

PICI, LTDA is the Pensat Brazilian operating company. Pensat do Brasil, LTDA owns ninety-nine (99%) percent of PICI, LTDA. In Brazil, PICI, LTDA holds operating licenses in Brazil as well as owns network hardware.

Pensat of New York, LLC. Is a New York Limited Liability Company in which Pensat was the Managing Partner and owned fifty-one (51%) percent of the economic interest of the company. Pensat of New York, LLC ceased its operation on March 1, 2000.

WE APPARENTLY DO HAVE A SYRIA OF PENSAT LEGAL ENTITY ACCORDING TO SAM WEDNESDAY NIGHT.

                                  EXHIBIT 3.2 C

                       PENSAT INVESTMENT IN NON-SUBSIDIARY AFFILIATES

                                      NONE

                                  EXHIBIT 3.2d

                                PREEMPTIVE RIGHTS

To the extent any preemptive rights exist currently, all such rights will be extinguished prior to, or in connection with the Merger, except as follows:

1) As part of a financing transaction with Lucent Technologies, Inc.("Lucent") Pensat provided a Common Stock Purchase Warrant dated May 28, 1999. The Warrant provides that for a period of sixty days beginning April 1, 2002, at Lucent's option Pensat may be required to purchase its Warrants for sixty-five (65%) of the then fair market trading value of the company. This option also occurs in the event there is a "Change of Control." This Change of Control option period is sixty (60) days from the date Lucent receives notice of the Change of Control..

2) As part of a financing with the Alan Docter investment group, an agreement has been drafted although it is unexecuted at this time, that provides for Pensat to repurchase the shares of the Docter investment group common stock during a period of fifteen (15) days beginning December 31, 2001. This option is solely that of the Docter group. The purchase price shall be equal to the original purchase price of the shares plus twenty (20%) percent. This right to require repurchase shall be extinguished by a liquidation event in which the group may recover its initial purchase price. Liquidation event is further defined in the agreement.

                                  EXHIBIT 3.8
                             PENSAT BROKER'S FEES

                                      NONE

                                  EXHIBIT "3.9"
                            PENSAT LEGAL PROCEEDINGS

1) Other than for any issues which may arise relating to this agreement, there is a potential for legal proceedings or actions related to the following:

        a)    Suits related to payment for monies overdue.

2) There currently exits a threatened action for an EECO claim that Pensat has vehemently denied.

3)    The only existing litigation is for monies owed on financial obligations:

          a) Suit for payment of an overdue promissory note of the company. The case is pending in the Supreme Court of Queens County, New York Index No: 23045/00 captioned Zhanna Shkolnik and International Trade Club, Inc. vs. Pensat International Communications, Inc. The Company has negotiated for the adjournment of the proceedings until January 25, 2001.

          b) Suit for payment of amounts due to a vendor of the company which includes a claim for consequential damages. The case is pending in the Superior Court of Washington, D.C. captioned Wollman vs. Pensat International Communications, Inc. The Company has entered into a settlement agreement and expects the lawsuit to be dismissed within ten (10) days. Litigation has been dismissed.

          c) Suit from a former employee for severance payments claimed to be due.

          d) Suit from a former carrier for services rendered under a telecommunications contract.

                                 EXHIBIT 3.11(j)
                               ACCELERATED VESTING

In connection with this merger, employee options granted under The PENSAT Stock Option Plan will realize an accelerated vesting. On the Effective Time, 50% of the remaining balance of any unvested options will vest and the balance of the unvested options will vest 12 months after the Effective Time.

                                EXHIBIT 3.12 (b)
                               FIDUCIARY ACCOUNTS

                                      NONE

                                 EXHIBIT "4.2b"
                  CDXX INVESTMENT IN NON-SUBSIDIARY AFFILIATES

                                      NONE

                                  EXHIBIT 4. 4
                             CAPITALIZATION OF CDXX

As of the date hereof, there are 4,888,094 shares of common stock outstanding. Prior to the Effective Time, CDXX will issue (i) 7,111,906 shares of common stock pursuant to a Registration Statement on Form S-8, and (ii) 28,000,000 shares of common stock as a stock dividend. There will be a total of 40,000,000 shares of CDXX common stock outstanding immediately prior to the Effective Time.

                                EXHIBIT 4. 4 (b)
                  CDXX INVESTMENT IN NON-SUBSIDIARY AFFILIATES

                                      NONE

                                 EXHIBIT 4.8 (b)
                        PROFORMA PROJECTED BALANCE SHEET

                                  EXHIBIT 4.14
                          BENEFIT & COMPENSATION PLANS
                WITH ANY EFFECT ON, OR AFTER, THE EFFECTIVE TIME

                                      NONE

                                  EXHIBIT 4. 15
                              SEC REPORT EXCEPTIONS

Certain annual and quarterly filed were not timely filed, but have now been filed. The lack of timely filing will not have any adverse impacts on CDXX's standing with the SEC and eligibility for quotation.

                                  EXHIBIT 4.18
                           COPY OF "SPINOUT" AGREEMENT

                          Previously Provided to Pensat

                                EXHIBIT 6.13 (a)
                      OFFICERS OF CDXX AFTER EFFECTIVE TIME


      Chairman of the Board - Philip A. Verruto

      Chief Executive Officer - Philip A. Verruto

      Treasurer/Chief Financial Officer - L. Craig Thompson

      Secretary/General Counsel - Robert E. Miller

                                EXHIBIT 6.13 (B)
                BOARD OF DIRECTORS OF CDXX AFTER EFFECTIVE TIME


1.    Philip A. Verruto (Chairman)

2.    L. Craig Thompson

3.    Robert E. Miller

4.    Carl L. Smith

5.    ___________________

6.    ___________________

7.    ___________________



NOTE: The Board of Directors may appoint other members after the Effective Time.